Exhibit 10.6

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

September 29, 2010

Terry Schmid

133 Glen Ridge Avenue

Los Gatos, CA 95030

Dear Terry:

Imperva, Inc. (the “Company”) is pleased to offer you employment on the following terms:

1. Position. Your title will be Chief Financial Officer (CFO) and you will report to the Company’s CEO, Shlomo Kramer. This is a full-time position. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Cash Compensation. The Company will pay you a starting salary at the rate of $250,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. You will be eligible to be considered for an incentive bonus. The bonus will be awarded based on quarterly objective or subjective criteria approved by the Company’s Chief Executive Officer. Your target annual bonus will be equal to $62,500 and paid on a quarterly basis.

3. Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time.

4. Stock Options. Subject to the approval of the Company’s Board of Directors, you will be granted an option to purchase 420,000 shares of the Company’s Common Stock. The exercise price per share will be equal to the fair market value per share on the date the option is granted or on your first day of employment, whichever is later. The option will be subject to the terms and conditions applicable to options granted under the Company’s 2003 Stock Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. The option may be exercised with respect to 25% of the Shares subject to this option when the Optionee completes 12 months of continuous service after the Vesting Commencement date. This option may be exercised with respect to an additional 6.25% of the Shares subject to this option when the Optionee completes each 3-month period of continuous service thereafter. If the Company is subject to a Change in Control before your service with the Company terminates, then the option may immediately be exercised with respect to 50% of the remaining unvested shares.

If the Company is subject to a Change in Control and you are subject to an Involuntary Termination (as defined in Section 10) within three (3) months before or twelve (12) months after that Change in Control, then the option may be exercised with respect to all shares.

1    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

5. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

6. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

7. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the prior written consent of the Company. While you render services to the Company, you also will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.

8. Withholding Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

9. Entire Agreement. This letter agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company.

10.	Definitions. The following terms have the meaning set forth below wherever they are used in this letter agreement:

“Involuntary Termination” means either (a) involuntary discharge by the Company for reasons other than Cause, as defined below, or (b) voluntary resignation following (i) a change in your position with the Company that materially reduces your level of authority or responsibility, (ii) a reduction in your base salary by more than 10% or (iii) receipt of notice that your principal workplace will be relocated more than 30 miles.

“Cause” means (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) your material breach of any agreement between you and the Company, which breach causes material harm to the Company, (c) your material failure to comply with the Company’s written policies or rules, which failure causes material harm to the Company (d) your conviction of, or

2    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

your plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State involving fraud, dishonesty, or moral turpitude, (e) your gross negligence or willful misconduct, (f) your continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s Board of Directors or (g) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation. In the cases of (b) or (f) above, “Cause” will only exist if you have not cured the events described in (b) or (f) giving rise to “Cause” within twenty (20) days of written notice being provided to you.

* * * * *

3    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on October 8, 2010. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States, as well as passing the Company’s mandatory background verification. Your employment is also contingent upon your starting work with the Company on or before November 1, 2010.

Very truly yours,
IPMERVA, INC.

By:	/s/ Shlomo Kramer

Shlomo Kramer

Title:	CEO

Dated:

I have read and accept this employment offer:

/s/ Terry Schmid
Signature of Terry Schmid

Dated:	September 30, 2010

4    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

Attachment: Exhibit A: Proprietary Information and Inventions Agreement

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Imperva Inc., a Delaware corporation (the “Company”) and I, Scott Darling, have had since the commencement of my employment with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, knowhow, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by applicable law (collectively “Inventions”) and I will promptly disclose all Inventions to Company. I will also disclose anything I believe is excluded by law so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as its agents and attorneys-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix A. If I use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

5    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

4. I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6. I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

8. I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

6    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

9. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in frill force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

September 30, 2010

/s/ Terry Schmid
Employee Signature

Terry Schmid
Name (Printed)

Accepted and Agreed to:
Imperva Inc.

By	/s/ Douglas Burns

7    |    Confidential Offer Letter - Terry Schmid, September 28, 2010

3400 Bridge Parkway,
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

A. Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

B. Result from any work performed by the employee for his employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

8    |    Confidential Offer Letter - Terry Schmid, September 28, 2010